SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) December 31, 1997


      AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




          33-85076C                     41-1789725
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                        (612) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On December 31, 1997, the Partnership purchased a 49.6% interest in a newly constructed Champps Americana restaurant in Schaumburg, Illinois from Champps Americana, Inc. The total cash purchase price of the land and building was approximately $4,435,083. The remaining interest is owned by Net Lease Income & Growth Fund 84-A Limited
Partnership and AEI Net Lease Income & Growth Fund XX Limited Partnership, affiliates of the Partnership. Champps Americana, Inc. is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of Limited Partnership Units.

Item 7.  Financial Statements and Exhibits.

          (a)  Financial statements of businesses acquired.
               Not Applicable. Property was newly constructed.

          (b) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 1996, the Partnership's Investments in Real Estate would have increased by approximately $2,199,801 and its Current Assets (cash) would have decreased by approximately $2,199,801 at December 31, 1996 and September 30, 1997.

             The Total Income for the Partnership would have increased from $1,341,753 to $1,578,232 for the year ended December 31, 1996 and from $1,098,273 to $1,275,632 for nine months ended SeptemberE30, 1997 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $115,721   and  $86,791  for  the  year   ended
             December  31,  1996 and the nine  months  ended
             September 30, 1997, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $912,232 to $1,032,990 and from $703,500 to
             $794,068, which would have resulted in Net Income of $58.64 and $32.82 per Limited Partnership Unit outstanding for the year ended December 31, 1996 and the nine months ended SeptemberE30, 1997, respectively.

         (c) Exhibits

               Exhibit  10.1 - Net Lease Agreement
                               dated  April  21, 1997 between  the
                               Partnership,  AEI Net Lease  Income
                               &    Growth    Fund   XX    Limited
                               Partnership,  Net  Lease  Income  &
                               Growth   Fund  84-A,  and   Champps
                               Americana,  Inc.  relating  to  the
                               property   at   955   Golf    Road,
                               Schaumburg,  Illinois (incorporated
                               by  reference  to Exhibit  10.2  of
                               Form   10-QSB   filed   with    the
                               Commission on May 13, 1997).

               Exhibit  10.2 - First Amendment  to
                               Net  Lease Agreement dated December
                               31,  1997  between the Partnership,
                               AEI  Net Lease Income & Growth Fund
                               XX  Limited Partnership, Net  Lease
                               Income  &  Growth  Fund  84-A,  and
                               Champps  Americana,  Inc.  relating
                               to  the property at 955 Golf  Road,
                               Schaumburg, Illinois.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP

                            By:  AEI Fund Management XXI, Inc.
                             Its:    Managing  General Partner


Date:  January 5, 1998       /s/ Mark E Larson
                            By:  Mark E. Larson
                                 Its Chief Financial Officer
                                 (Principal Accounting and
                                 Financial Officer)